Exhibit 8.1

November 2, 2015	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Discover Bank 12 Read’s Way New Castle, Delaware 19720	Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

Re:	Discover Card Execution Note Trust, Class A(2015-4) Notes; Registration Statement on
Form S-3 (No. 333-191359, No. 333-191359-01 & No. 333-191359-02)

We have acted as special counsel for Discover Bank, a Delaware banking corporation (“Discover Bank”), and Discover Card Execution Note Trust (the “Note Issuance Trust”), in connection with the offering of the Class A(2015-4) notes (the “Notes”) described in the prospectus supplement dated October 29, 2015 (the “Prospectus Supplement”) and the base prospectus dated October 29, 2015 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”), which have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Exchange Act of 1933, as amended (the “Act”). Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Indenture, dated as of July 26, 2007, as amended by the First Amendment to Indenture, dated as of June 4, 2010, between the Note Issuance Trust and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) (as so amended, the “Indenture”), and as supplemented by the Amended and Restated Indenture Supplement, dated as of June 4, 2010, between the Note Issuance Trust and the Indenture Trustee, and the Terms Document, to be dated as of October 7, 2015, between the Note Issuance Trust and the Indenture Trustee, and such other documents, instruments and information as we considered necessary.

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Issuance Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption “U.S. Federal Income Tax

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Consequences” in the Base Prospectus and under the caption “ERISA, Tax, Listing and Settlement—Tax Treatment” in the Prospectus Supplement. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth under the caption “U.S. Federal Income Tax Consequences” in the Base Prospectus and under the caption “ERISA, Tax, Listing and Settlement—Tax Treatment” in the Prospectus Supplement, which discuss the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

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We hereby consent to the use of our name therein and to the filing of this letter as part of Discover Bank’s Current Report on Form 8-K, dated of even date herewith for incorporation in the above captioned Registration Statement, as amended (the “Registration Statement”), and to the references to this firm under the caption “U.S. Federal Income Tax Consequences” in the Base Prospectus and under the caption “ERISA, Tax, Listing and Settlement—Tax Treatment” in the Prospectus Supplement, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP

REN/SDG/MWG